Exhibit 10.1

Union Bank of California, N.A.
910 Fourth Avenue
Seattle, WA 98164

AMENDMENT LETTER

April 29, 2003

Thousand Trails, Inc.
P.O. Box 2529
Frisco, TX 75034
Attn: Mr. Walter B. Jaccard

RE: Second Amendment (“Amendment”) to the Loan Agreement dated July 1, 2001 (all prior Amendments, Letter Agreements, this Amendment and the Loan Agreement together called the “Agreement”).

Dear Mr. Jaccard:

In reference to the Agreement defined above between Union Bank of California, N.A. (“Bank”) and Thousand Trails, Inc. (“Borrower”), the Bank and Borrower desire to amend the Agreement. Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Agreement.

Amendments to the Agreement

Section 1.1.1 of the Agreement, The Revolving Loan, is hereby amended by substituting the date “December 31, 2004” for the date “July 1, 2003”.

Section 4.6 of the Agreement, Tangible Net Worth, is hereby amended in its entirety to read as follows: Borrower will at all times maintain a Tangible Net Worth of not less than Eighteen Million and No/100 Dollars ($18,000,000.00).

“Tangible Net Worth” means Borrower’s net worth increased by indebtedness subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets (except deferred selling expense and deferred tax assets), organizational expenses, security deposits, prepaid costs and expenses and monies due from affiliates (including officers, shareholders and directors).

Exhibit 10.1

Thousand Trails, Inc.
April 29, 2003

Section 4.7 of the Agreement, Minimum Adjusted EBITDA, is hereby amended by substituting the figure “Fifteen Million and No/100 Dollars ($15,000,000.00)” for the figure “Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00)”.

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall not be a waiver of any existing or future default or breach of a condition to covenant unless specified herein.

This Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Amendment executed by the Borrower.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Very Truly Yours,

Union Bank of California, N.A

By:	s/ Tom O’Connell Tom O’Connell Vice President

Agreed and Accepted on this 29th day of April, 2003.

Thousand Trails, Inc.

By:	s/Walter B. Jaccard
Title:	Walter B. Jaccard VP/General Counsel/Secretary